UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under to §240.14a-12

Angel Oak Funds Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Shareholder Name

Address 1

Address 2

Address 3

PLEASE HELP US FINISH THIS

November 25, 2025

Re:	Angel Oak Ultrashort Income ETF

Dear Shareholder:

We have been trying to reach you by phone and mail regarding a Special Meeting of Shareholders for the Angel Oak Ultrashort Income ETF. Please take two minutes to call us so that we can finish this required proxy and move forward. Even a quick call to vote “abstain” helps us finish this process and end future mailings and calls.

We previously sent proxy materials for the Special Meeting. Please contact our proxy tabulator, EQ Fund Solutions, to cast your vote toll-free at (866) 521-4198 between 9:00 am and 10:00 pm ET, Monday through Friday. When you call, please reference the Investor ID in the table below.

INVESTOR PROFILE:

Investor ID:	XXXXXXXX	Security ID:	XXXXXXXX
Shares owned:	XXXXXXXXX	Household ID:	XXXXXXXX

No confidential information required, and the call will only take a couple minutes. Thank you for your investment with us. We look forward to your call and to completing this regulatorily required proxy campaign.

Sincerely,

Ward Bortz

President of the Trust

Angel Oak Capital Advisors | 3344 Peachtree RD NE Suite 1725 | Atlanta, GA 30326